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                                                                     EXHIBIT 8.1


                       [BAKER & BOTTS, L.L.P. LETTERHEAD]




                                                            September 13, 1999

Heritage Propane Partners, L.P.
8801 South Yale Avenue, Suite 310
Tulsa, Oklahoma 74137

      Re:   Tax Opinion

Gentlemen:

            We have acted as special counsel in connection with the Registration Statement on Form S-3 (the "Registration Statement") of Heritage Propane Partners, L.P., a Delaware limited partnership (the "Partnership"), relating to the registration of the offering and sale (the "Offering") of common units ("Common Units") and debt securities ("Debt Securities") of the Partnership (together, the "Securities") to be issued and sold by the Partnership from time to time pursuant to Rule 415 under the Act for an aggregate initial offering price not to exceed $150,000,000. In connection therewith, we have participated in the preparation of the discussion set forth under the caption "Tax Considerations" (the "Discussion") in the Registration Statement with respect to the Common Units. Capitalized terms used and not otherwise defined herein are used as defined in the Registration Statement.

            The Discussion, subject to the qualifications stated therein, constitutes our opinion as to the material United States federal income tax consequences for purchasers of the Common Units pursuant to the Offering.

            A discussion with regard to the material United States federal income tax consequences, if any, for purchasers of the Debt Securities pursuant to the Offering will be included in a prospectus supplement relating to the issuance of such securities. An opinion with respect to any such discussion will be filed as an exhibit to a Current Report on Form 8-K of the Partnership.

            We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to our firm and this opinion contained in the Discussion. In giving this consent, however, we do not hereby admit that we are within the category of persons whose consent is required under section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                          Very truly yours,

                                          /s/ Baker & Botts, L.L.P.